Exhibit 10.1

Execution Version

FIRST AMENDMENT TO LOAN AND SECURITY AGREEMENT

This First Amendment to the Loan and Security Agreement (this “Amendment”), dated as of December 13, 2024, is entered into among BCPC II- J, LLC (the “Company”), a Delaware limited liability company, as borrower; the Financing Providers party hereto; DEUTSCHE BANK NATIONAL TRUST COMPANY, in its capacity as collateral agent (in such capacity, the “Collateral Agent”); DEUTSCHE BANK NATIONAL TRUST COMPANY, in its capacity as collateral administrator (in such capacity, the “Collateral Administrator”); DEUTSCHE BANK NATIONAL TRUST COMPANY, in its capacity as securities intermediary (in such capacity, the “Securities Intermediary”); JPMORGAN CHASE BANK, NATIONAL ASSOCIATION, as administrative agent for the Financing Providers (in such capacity, the “Administrative Agent”) and BAIN CAPITAL PRIVATE CREDIT, a Delaware statutory trust, as servicer (in such capacity, the “Servicer”). Reference is hereby made to the Loan and Security Agreement, dated as of August 21, 2024 (as amended or modified from time to time, the “Loan and Security Agreement”) among parties hereto. Capitalized terms used herein without definition shall have the meanings assigned thereto in the Loan and Security Agreement.

WHEREAS, the parties hereto are parties to the Loan and Security Agreement;

WHEREAS, the parties hereto desire to amend the terms of the Agreement in accordance with Section 10.05 thereof as provided for herein; and

ACCORDINGLY, the Loan and Security Agreement is hereby amended as follows:

SECTION 1. AMENDMENTS TO THE LOAN AND SECURITY AGREEMENT

The Loan and Security Agreement is hereby amended to delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and to add the bold and double-underlined text (indicated textually in the same manner as the following example: bold and double-underlined text) as set forth on the changed pages of the Loan and Security Agreement attached as Exhibit A hereto.

SECTION 2. MISCELLANEOUS.

(a) The Required Financing Providers’ execution of this Amendment shall constitute the written consent required under Section 10.05 of the Loan and Security Agreement.

(b) The parties hereto hereby agree that, except as specifically amended herein, the Loan and Security Agreement is and shall continue to be in full force and effect and is hereby ratified and confirmed in all respects. Except as specifically provided herein, the execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of any party hereto under the Loan and Security Agreement, or constitute a waiver of any provision of any other agreement.

(c) THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

(d) This Amendment may be executed in any number of counterparts in .pdf format or other written form of communication, each of which shall be deemed to be an original as against any party whose signature appears thereon, and all of which shall together constitute one and the same instrument.

(e) This Amendment shall be effective as of the date of this Amendment first written above.

(f) The effectiveness of this Amendment is conditioned upon (i) payment of outstanding fees payable pursuant to Section 4.03(d) of the Loan and Security Agreement in the amount set forth in the First Amendment Effective Date Letter, (ii) delivery of an opinion of counsel for the Company and the Servicer with respect to the enforceability of this Amendment, in form and substance reasonably satisfactory to the Administrative Agent and (iii) delivery of executed signature pages by all parties hereto to the Administrative Agent.

(g) The Collateral Agent, the Collateral Administrator and the Securities Intermediary assume no responsibility for the correctness of the recitals contained herein, and the Collateral Agent, the Collateral Administrator and the Securities Intermediary shall not be responsible or accountable in any way whatsoever for or with respect to the validity, execution or sufficiency of this Amendment and makes no representation with respect thereto. In entering into this Amendment, the Collateral Agent, the Collateral Administrator and the Securities Intermediary shall be entitled to the benefit of every provision of the Loan and Security Agreement relating to the conduct or affecting the liability of or affording protection to the Collateral Agent, the Collateral Administrator and the Securities Intermediary, including their right to be compensated, reimbursed and indemnified, whether or not elsewhere herein so provided. Each of the Company, the Servicer, the Administrative Agent, and the Lender, by its signature hereto, authorizes and directs the Collateral Agent, the Collateral Administrator and the Securities Intermediary to execute this Amendment and acknowledges and agrees that the Collateral Agent, the Collateral Administrator and the Securities Intermediary shall be fully protected in relying upon the foregoing consent and direction and hereby releases the Collateral Agent, the Collateral Administrator and the Securities Intermediary and its respective officers, directors, agents, employees and shareholders, as applicable, from any liability for complying with such direction, including but not limited to any claim that this Amendment is not authorized or permitted by the Agreement or the related transaction documents or any claim that some or all of the conditions precedent to the execution of this Amendment have not been complied with.

2

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the day and year first above written.

BCPC II-J, LLC,
as Company
By: Bain Capital Private Credit its sole member

By:	/s/ Michael Ewald
Name: Michael Ewald
Title: Chief Executive Officer

BAIN CAPITAL PRIVATE CREDIT, as Servicer

By:	/s/ Jessica Yeager
Name: Jessica Yeager
Title: Secretary

DEUTSCHE BANK NATIONAL TRUST
COMPANY, as Collateral Agent

By:	/s/ Jonathan Armstrong
Name: Jonathan Armstrong
Title: AVP

By:	/s/ Pete Glynn
Name: Pete Glynn
Title: Vice President

DEUTSCHE BANK NATIONAL TRUST
COMPANY, as Securities Intermediary

By:	/s/ Pete Glynn
Name: Pete Glynn
Title: Vice President

By:	/s/ Jonathan Armstrong
Name: Jonathan Armstrong
Title: AVP

DEUTSCHE BANK NATIONAL TRUST
COMPANY, as Collateral Administrator

By:	/s/ Jonathan Armstrong
Name: Jonathan Armstrong
Title: AVP

By:	/s/ Pete Glynn
Name: Pete Glynn
Title: Vice President

JPMORGAN CHASE BANK, NATIONAL
ASSOCIATION, as Administrative Agent

By:	/s/ James Greenfield
Name: James Greenfield
Title: Managing Director

The Financing Providers

JPMORGAN CHASE BANK, NATIONAL
ASSOCIATION, as Lender

By:	/s/ James Greenfield
Name: James Greenfield
Title: Managing Director

Exhibit A

Changed pages to Loan and Security Agreement

~~EXECUTION VERSION~~

Execution Version

Conformed through the First Amendment to the Loan Agreement dated as of December 13, 2024

LOAN AND SECURITY AGREEMENT

dated as of

August 21, 2024

among

BCPC II-J, LLC

the Financing Providers party hereto

the Collateral Administrator, Collateral Agent and Securities Intermediary party hereto

JPMORGAN CHASE BANK, NATIONAL ASSOCIATION,

as Administrative Agent

and

BAIN CAPITAL PRIVATE CREDIT,

as Servicer

funds brokers of recognized standing selected by it; provided that, in the event that the rate resulting from the Federal Funds Effective Rate shall be less than zero, such rate shall be deemed to be the zero for purposes of this Agreement.

“Final Approval Request” has the meaning specified in Section 1.02(a).

“Financing Commitment” has the meaning specified in Section 2.01.

“Financing Documents” has the meaning specified in Section 8.01(a)(ii).

“Financing Limit” has the meaning specified on the Transaction Schedule.

“Financing Providers” has the meaning specified in the preamble.

“Financings” has the meaning specified in the preamble.

“First Amendment” means the amendment, dated as of the First Amendment Effective Date, by and between the Company, the Servicer, the Administrative Agent, the Collateral Agent, the Collateral Administrator and the Securities Intermediary.

“First Amendment Effective Date” means December 13, 2024.

“First Amendment Effective Date Letter” means the letter agreement dated as of the First Amendment Effective Date between the Company and the Administrative Agent.

“First Lien Loan” means a Portfolio Investment (i) that is not (and cannot by its terms become) subordinate in right of payment to any obligation of the obligor thereof (other than a Permitted Working Capital Facility) in any bankruptcy, reorganization, arrangement, insolvency, moratorium or liquidation proceedings, (ii) that is secured by a pledge of collateral, which security interest is validly perfected and first priority (subject to liens for Taxes or regulatory charges and any other liens permitted under the related Underlying Instruments that are reasonable and customary for similar loans and liens securing a Permitted Working Capital Facility) under Applicable Law and (iii) the Servicer determines in good faith that the value of the collateral securing the loan (including based on enterprise value) on or about the time of origination or acquisition by the Company equals or exceeds the outstanding principal balance thereof plus the aggregate outstanding balances of all other loans of equal or higher seniority secured by the same collateral.

“Foreign Lender” means a Lender that is not a U.S. Person.

“FX Transactions” has the meaning specified in Section 9.02(m).

“GAAP” means generally accepted accounting principles in effect from time to time in the United States, as applied from time to time by the Company.

“GBP” and “£” mean British Pounds.

“Governmental Authority” means the government of the United States of America or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).

“Lender Fee Letter” means each letter agreement entered into by and among the Company, the Administrative Agent and a Lender in connection with the transactions contemplated by this Agreement and setting forth, inter alia, the fees payable to such Lender hereunder, as amended, modified, supplemented, restated or replaced from time to time in accordance with the terms thereof.

“Lender Letter Agreement” means any letter agreement entered into by and between a Lender and the Administrative Agent (with a copy delivered to the Company) in connection with the transactions contemplated by this Agreement and setting forth, inter alia, specified rights and obligations of such Lender and/or the Administrative Agent, as amended, modified, supplemented, restated or replaced from time to time in accordance with the terms thereof (so long as copies of such amendments, modifications, supplements, restatements or replacements are delivered to the Company).

“Leverage Ratio” with respect to any Portfolio Investment, the meaning of “Leverage Ratio” (for such applicable lien or level within the capital structure) or any comparable definition relating to indebtedness in the Underlying Instruments for such Portfolio Investment; provided that in the event that such term is not so defined in the Underlying Instruments for such Portfolio Investment, Leverage Ratio will be construed on a consolidated basis without duplication in accordance with GAAP or IFRS, as applicable.

“Lien” means any lien, security interest, mortgage, pledge, hypothecation, encumbrance, preference, priority, preferential arrangement, charge, or adverse claim, in each case securing the payment of obligations.

“Loan Assignment Agreement” has the meaning specified in Section 8.01(a).

“Loan Documents” means this Agreement, each Sale Agreement, the Administrative Agency Fee Letter, the Effective Date Letter, the First Amendment Effective Date Letter, any Assignment and Assumption, any Lender Fee Letter and any agreements entered into in connection herewith by the Company with or in favor of the Bank (in any of its capacities hereunder), the Administrative Agent and/or the Lenders, including any amendments, modifications or supplements thereto or waivers thereof, UCC filings and any certificates prepared in connection with this Agreement.

“LTV Ratio” means, on any date of determination, an amount (expressed as a percentage) equal to (A)(i) the principal amount of the then outstanding Advances (inclusive of Advances that have been requested for any outstanding Purchase Commitments which have traded but not settled) and the accrued but unpaid interest payable on the Advances minus (ii) the amounts then on deposit in the Collateral Accounts (including cash and Eligible Investments, but excluding amounts on deposit in the Unfunded Exposure Account (or the applicable Permitted Non- USD Currency Account in respect of such Unfunded Exposure Amounts relating to Portfolio Investments denominated in a Permitted Non-USD Currency) and Principal Proceeds that have been designated to pay a portion of the purchase price in respect of any Purchase Commitments which have traded but not settled) plus (iii) the Unfunded Exposure Shortfall divided by (B) the Net Asset Value.

“Maintenance LTV Ratio” means 70.0%.

“Margin Stock” has the meaning set forth under Regulation U issued by the Federal Reserve Board, including any debt security which is by its terms convertible into “Margin Stock”.

extend the Market Value Cure Period by the Market Value Cure Extension Period and (ii) on each day in such Market Value Cure Extension Period, the Company has delivered a Market Value Cure Plan Status Confirmation; provided, further, that, if on any date during the Market Value Cure Extension Period, the Market Value Cure Plan Status Confirmation is not satisfactory to the Administrative Agent in its sole discretion, a Market Value Cure Failure will be deemed to have occurred on such date.

“ Market Value Cure Plan “ means a proposal by a senior officer of the Company of steps to effect a Market Value Cure, which plan may include: contribution of capital from an Affiliate of the Company, prospective sales of Portfolio Investments, timing of sales of Portfolio Investments, prospective purchasers of Portfolio Investments, indicative pricing for Portfolio Investments, and timing of Portfolio Investment proceeds expected to be received during the Market Value Cure Extension Period.

“Market Value Cure Plan Status Confirmation” means, for each Business Day during the Market Value Cure Extension Period, a status update provided by a senior officer of the Company regarding the progress of the stated Market Value Cure Plan activities and any further information reasonably requested by the Administrative Agent in connection with achieving a Market Value Cure.

“Market Value Event” means the notification in writing by the Administrative Agent to the Company and the Servicer that it has determined that as of any date the LTV Ratio is greater than the Maintenance LTV Ratio.

“Material Adverse Effect” has the meaning specified in Section 6.01(m).

“Material Amendment” has the meaning specified in Section 10.07(c).

“Maturity Date” means the date that is the earliest of (1) the Scheduled Termination Date set forth on the Transaction Schedule, (2) the date on which the Secured Obligations become due and payable following the occurrence of an Event of Default under Article VII, (3) the date on which the Advances are repaid in full pursuant to Section 4.03(c)(ii) and (4) the date after a Market Value Cure Failure occurs on which all Portfolio Investments have been sold and the proceeds therefrom have been received by the Company.

“Maximum Rate” has the meaning specified in Section 10.12.

“Mezzanine Obligation” means an obligation which is unsecured, subordinated debt of the obligor.

“Minimum Facility Amount” means the lower of (a) the then-current Financing Commitment and (b) the amount set forth in the table below.

Period Start Date (from and including)	Period End Date (to but excluding)	Minimum Facility Amount (% of Financing Commitments)
Effective Date	The date that is 3 months after the Effective Date	25% of Financing Commitment ~~prior to giving effect to the Scheduled Financing Commitment Increase~~

~~The date that is 3 months after the Effective Date~~	~~The date that is 6 months after the Effective Date~~	~~55% of Financing Commitment prior to giving effect to the Scheduled Financing Commitment Increase~~

The date that is ~~6~~3 months after the Effective Date	The date that is 9 months after the Effective Date	~~52.5~~55% of Financing Commitment ~~giving effect to the Scheduled Financing Commitment Increase~~

The date that is 9 months after the Effective Date	Last day of the Reinvestment Period	70% of Financing Commitment ~~giving effect to the Scheduled Financing Commitment Increase~~

“Nationally Recognized Valuation Provider” means Houlihan Lokey, Inc., Lincoln International LLC, Murray Devine, Valuation Research Corporation, FTI Consulting, Duff & Phelps and any other entity providing professional asset valuation services that is mutually agreed by the Administrative Agent and the Servicer.

“Net Asset Value” means, on any date of determination, the sum of the Market Value (expressed as a percentage of par) of each Portfolio Investment (both owned and in respect of which there are outstanding Purchase Commitments which have traded but not settled) in the Portfolio other than the unfunded commitment amount of the Delayed Funding Term Loan or a Revolving Loan multiplied by the funded principal amount of such Portfolio Investment; provided that (x) any Ineligible Investment or (y) any Portfolio Investment (for the avoidance of doubt, other than a Participation Interest) which has traded but not settled within fifteen (15) Business Days (or such longer period of time agreed to by the Administrative Agent in its sole discretion) from the related Trade Date shall be excluded from the calculation of the Net Asset Value and assigned a value of zero for such purposes until the occurrence of the related settlement date (it being understood that any Principal Proceeds identified to be applied to the purchase price of such Portfolio Investment shall be included in Net Asset Value at any time during which the value of Portfolio Investment is zero pursuant to this proviso); provided, further, that the Excess Concentration Amount shall be subtracted from the Net Asset Value; provided, further that, if the trade date for the sale of a Portfolio Investment by the Company has occurred, the related settlement date has not occurred and the Administrative Agent has received satisfactory evidence that such trade has been entered into (which evidence shall include the sale price), the Market Value of such Portfolio Investment shall be deemed to be such sale price.

“NOK” means Norwegian Kroner.

“NOK Screen Rate” means, with respect to any Calculation Period relating to an Advance in NOK, the Norwegian Interbank Offered rate administered by Finance Norway (Finans Norge) (or any other person which takes over the administration of that rate) for NOK for deposits with a maturity of three months as displayed on the Reuters screen page that displays such rate (or, in the event such rate does not appear on such page, on any successor or substitute page on such screen that displays such rate, or on the appropriate page of such other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion) as of 11:00 a.m. London time two business days prior to the commencement of such Calculation Period. If such rate is not available at such time for any reason, then the NOK Screen Rate for such Calculation Period shall be deemed to be the rate (which shall not be less than zero) at which NOK deposits in an amount corresponding to the amount of such Advance and for the applicable maturity are offered in the Oslo interbank market in immediately available funds at such time (as determined by the Administrative Agent in its commercially reasonable discretion). Notwithstanding anything in the foregoing to the contrary, if the NOK Screen Rate as calculated for any purpose under this Agreement is below zero percent, the NOK Screen Rate will be deemed to be zero percent for such purpose until such time as it exceeds zero percent again.

“Non-Call Period End Date” means the earlier of (i) the date on which a Non-Call Termination Event occurs and (ii) the date occurring eighteen (18) calendar months following the Effective Date.

United Nations Security Council, the European Union, any EU member state, His Majesty’s Treasury of the United Kingdom or any other relevant sanctions authority.

~~“Scheduled Financing Commitment Increase” means, subject to the satisfaction of the Scheduled Financing Commitment Increase Conditions, the increase in the Financing Commitment by U.S.$50,000,000 to occur on the Scheduled Financing Commitment Increase Date.~~

~~“Scheduled Financing Commitment Increase Date” means February 21, 2025.~~

~~“Scheduled Financing Commitment Increase Conditions” means, with respect to the Scheduled Financing Commitment Increase, (i) certification (which may be by email) by the Servicer that as of the date of such Scheduled Financing Commitment Increase, each of the following conditions is satisfied:~~

~~(1) no Market Value Event has occurred;~~

~~(2) no Event of Default or Default has occurred and is continuing;~~

~~(3) the Reinvestment Period has not otherwise ended;~~

~~(4) all of the representations and warranties contained in Article VI and in any other Loan Document shall be true and correct in all material respects (or with respect to such representations and warranties which by their terms contain materiality qualifiers, shall be true and correct), in each case on and as of the date of such Scheduled Financing Commitment Increase, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects (or with respect to such representations and warranties which by their terms contain materiality qualifiers, shall be true and correct) as of such earlier date;~~

~~(ii) the Company shall have paid to the Administrative Agent on the Effective Date the applicable amount set forth in the Effective Date Letter; and~~

~~(iii) the Administrative Agent confirms that the conditions set forth in clause (i)(1) through (i)(4) above are satisfied on and as of the Scheduled Financing Commitment Increase Date.~~

“Secured Obligations” has the meaning specified in Section 8.02(a).

“Secured Parties” has the meaning specified in Section 8.02(a).

“Securities Intermediary” has the meaning specified in the preamble.

“SEK” means Swedish Kroner.

“Seller” has the meaning specified in the preamble.

“Servicer” has the meaning specified in the preamble.

“Servicing Fee” has the meaning set forth in Annex A.

“Settlement Date” has the meaning specified in Section 1.03.

otherwise set forth herein, prepayments are not required to be accompanied by accrued and unpaid interest.

(d) In accordance with the Administrative Agency Fee Letter, the Company shall pay to the Administrative Agent an upfront fee set forth in the Administrative Agency Fee Letter. In accordance with the First Amendment Effective Date Letter, the Company shall on the First Amendment Effective Date pay to the Administrative Agent the applicable amount set forth in the First Amendment Effective Date Letter.

(e) The Company agrees to pay to the Lenders (other than a Defaulting Lender) a commitment fee (the “Commitment Fee”) in USD in the amount specified in the Effective Date Letter (or, with respect to each Lender that is a party to a Lender Fee Letter, in the amount set forth in such Lender Fee Letter). Accrued Commitment Fees shall be payable in arrears on each Payment Date and on the earlier of (i) the date on which the Financing Commitments terminate and (ii) the last day of the Reinvestment Period; provided that, if either such date is not a Payment Date, the accrued Commitment Fees shall be payable on the next occurring Payment Date. All Commitment Fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

(f) Once paid, all fees or any part thereof payable hereunder shall not be refundable under any circumstances.

(g) On each Payment Date and the Maturity Date, the Collateral Agent, pursuant to the Payment Date Report, shall distribute all amounts on deposit in the Interest Collection Account and the Interest MV Cure Account and any amounts on deposit in a Permitted Non-USD Currency Interest Collection Account as of the end of the most recent Calculation Period or in the case of the Maturity Date, such date, in the following order of priority (the “Interest Priority of Payments”):

(A) first, (1) to pay accrued but unpaid Administrative Expenses to the Collateral Agent, the Securities Intermediary and the Collateral Administrator, up to a maximum amount under this subclause (1) of 0.025% multiplied by the sum of the aggregate principal amount of the Collateral (after conversion to USD using clause (y) of the Spot Rate) as of the end of the related Calculation Period, on each Payment Date; provided that if any such amount is not utilized on any Payment Date then such unutilized amount may be applied during any of the three succeeding Payment Dates then (2) to pay accrued but unpaid Administrative Expenses of the Collateral Agent, the Securities Intermediary and the Collateral Administrator not paid due to the dollar limitation set forth in (1), and then to pay accrued but unpaid Administrative Expenses to all other parties entitled thereto then (3) to pay amounts payable to any Person in respect of any governmental fee, charge or Tax imposed on the Company with respect to the income, assets and operations of the Company (including expenses of complying with FATCA but excluding Taxes incurred as a result of a violation of FATCA) then (4) to make payment to the Servicer in an amount equal to the Servicing Fee for the related Calculation Period and then (5) if determined by the Company, to be retained in the Interest Collection Account or a Permitted Non-USD Currency Interest Collection Account, as applicable, to serve as a reserve for future Administrative Expenses, provided that the amounts in (2) and (5) collectively, together with any amounts paid during the related Calculation Period pursuant to clauses (x) and (y) of Section 4.03(j) (as amended by Annex A), shall not exceed the Expense Cap;

SCHEDULE 1

Transaction Schedule

1.	Types of Financing	Available	Financing Limit

	Advances	yes	~~Prior to the Scheduled Financing Commitment Increase Date: U.S.$150,000,000, plus, subject to satisfaction of the Scheduled Financing Commitment Increase Conditions, the principal amount of the Scheduled Financing Commitment Increase (which equals U.S.$50,000,000) up to U.S.$200,000,000 (in the aggregate), in each case~~U.S.$250,000,000, as reduced to reflect any reduction in the Financing Commitment pursuant to Section 4.07. Notwithstanding anything in this Agreement to the contrary, not more than the applicable percentages specified in Schedule 5 for purposes of the Concentration Limitations of the Financing Limit may be utilized in Permitted Non-USD Currencies.

2.	Financing Providers		Financing Commitment

	Lender:	JPMorgan Chase Bank, National Association	~~Prior to the Scheduled Financing Commitment Increase Date: U.S.$150,000,000, plus, subject to satisfaction of the Scheduled Financing Commitment Increase Conditions, the principal amount of the Scheduled Financing Commitment Increase (which equals U.S.$50,000,000) up to U.S.$200,000,000 (in the aggregate), in each case~~U.S.$250,000,000, as reduced to reflect any reduction in the Financing Commitment pursuant to Section 4.07. Notwithstanding anything in this Agreement to the contrary, not more than the applicable percentages specified in Schedule 5 for purposes of the Concentration Limitations of the Financing Commitment may be utilized in Permitted Non-USD Currencies.

3.	Scheduled Termination Date:	August 21, 2029.

4.	Interest Rates

	Applicable Margin for Advances:	With respect to interest based on any Benchmark, (i) initially ~~2.30~~2.25% per annum and (ii) upon the direction of the Required Financing Providers, during the occurrence and continuation of an Event of Default, ~~4.30~~4.25%.

With respect to interest based on the Base Rate, (i) initially ~~2.30~~2.25% per annum and (ii) upon the direction of the Required Financing Providers, during the occurrence and continuation of an Event of Default, ~~4.30~~4.25%.

5.	Account Numbers

	Custodial Account:	BA24A2.1
	Principal MV Cure Account:	BA24A2.3
	Interest MV Cure Account:	BA24A2.2
	Interest Collection Account:	BA24A2.4
	Principal Collection Account:	BA24A2.5
	Proceeds Collection Account:	BA24A2.6
	Unfunded Exposure Account	BA24A2.7

Permitted Non-USD Currency Accounts:

	CAD Collection Account:	100 959232004 CAD
	EURO Collection Account:	100 959232004 EURO
	GBP Collection Account:	100 959232004 GBP
	AUD Collection Account:	100 959232004 AUD
	CHF Collection Account:	100 959232004 CHF
	DKK Collection Account:	100 959232004 DKK
	NOK Collection Account:	100 959232004 NOK
	NZD Collection Account:	100 959232004 NZD
	SEK Collection Account:	100 959232004 SEK

6.	Purchases of Restricted Securities	Notwithstanding anything herein to the contrary,

9

nature, and outlook of the business of the Portfolio Investment’s Obligor; (D) historical and prospective debt-financed acquisitions consummated by the Portfolio Investment’s Obligor and (E) other corporate actions taken by the Portfolio Investment’s Obligor.

Notwithstanding anything in this definition to the contrary, (A) the Market Value for any Portfolio Investment shall not be greater than the par amount thereof, (B) the Market Value of any Ineligible Investment and the Excess Concentration Amount shall be deemed to be zero and (C) the Administrative Agent shall be entitled to disregard as invalid any bid submitted by the Company or the Servicer from any Independent Broker-Dealer if, in the Administrative Agent’s good faith judgment: (i) such Independent Broker-Dealer is ineligible to accept assignment or transfer of the relevant Portfolio Investment substantially in accordance with the then-current market practice in the principal market for such Portfolio Investment, as reasonably determined by the Administrative Agent, (ii) such firm bid or such firm offer is not bona fide, including, without limitation, due to the insolvency of the Independent Broker-Dealer or (iii) the Administrative Agent does not have the ability to execute any such bid by selling any portion of such Portfolio Investment held by the Administrative Agent or its Affiliate for its own account to any such Independent Dealer (either directly or indirectly through a broker or other intermediary reasonably acceptable to the Administrative Agent) at the time (but no earlier than the time) such bid is delivered to the Administrative Agent by the ~~Portfolio Manager~~Servicer.

For all purposes under the Agreement:

“Compliance Condition” means, on any date of determination, a condition that is satisfied if the LTV Ratio is less than or equal to 63.5%.

“Traded Asset” means a Portfolio Investment for which two or more bid-side prices have been quoted on Markit’s LoanX on any date within the previous 30 calendar days.